EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into Comstock Resources, Inc.'s previously filed registration statements (numbers 33-73452, 33-88962, 33-61303, 333-02457, 333-5259, 333-7217, 333-13675 and 333-20981).



                           ARTHUR ANDERSEN LLP

                                      E-18